UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 1, 2005

JDS UNIPHASE CORPORATION

(Exact name of Registrant as Specified in its Charter)

Delaware	000-22874	94-2579683
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1768 Automation Parkway, San Jose, California	95131
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 546-5000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On September 1, 2005, the Registrant issued a press release relating to the Registrant’s financial results for the fourth quarter and year ended June 30, 2005. A copy of the press release is attached as Exhibit 99.1.

The information in this report (including Exhibit 99.1) is being furnished pursuant to Item 2.02 and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act.

Item 2.06 Material Impairments.

As part of the Company’s annual review of its financial results for fiscal 2005, we noted from review of certain indicators that the carrying value of our long-term assets including goodwill may not be recoverable and performed an impairment review. Under the first step of the Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets” (‘SFAS 142”) analysis, we determined that the carrying amount of a reporting unit within the Commercial and Consumer Products Group exceeded its fair value. We performed the second step analysis to determine the amount of the impairment loss. In addition, the Company noted from certain indicators in the fourth quarter of fiscal 2005 that the carrying value of its long-lived assets, including purchased intangibles recorded in connection with its various acquisitions and property, plant and equipment, may not be recoverable and performed an impairment review in accordance with Statement of Financial Accounting Standards No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets” (‘SFAS 144”). The Company evaluated the recoverability of its long-lived assets and recorded impairment charges based on the amounts by which the carrying amounts of these assets exceeded their fair value. Accordingly, we determined a fourth quarter impairment charge of $62.7 million resulting from the reduction of goodwill, intangibles and long-lived assets in the Optics and Display business included in the Commercial and Consumer segment. The Company does not expect this charge to result in future cash expenditures.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

99.1	Press Release of JDS Uniphase Corporation, dated September 1, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JDS Uniphase Corporation

Date: September 9, 2005	By:	/s/ Christopher S. Dewees
Christopher S. Dewees
Senior Vice President and General Counsel